                                                                     EXHIBIT 4.2


                     FIRST AMENDMENT TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

         FIRST AMENDMENT, dated as of February 15, 2002 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 22, 2002, among KMART CORPORATION, a Michigan corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions party thereto (together with JPMorgan Chase, the "Banks") and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the "Agent"):

                                   WITNESSETH:

         WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of January 22, 2002, (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

                  2. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

                  "Adjusted Eligible Inventory Amount" shall be equal to (a) the Eligible Inventory Amount less (b) the Inventory Reserves.

                  "Appraisal Inventory Value" shall be equal to (i) Gross Inventory Value per the stockledger, plus (ii) scan-based trading, less, to the extent included therein, (iii) in-transit from vendors, miscellaneous and wholesaler freight fees, and consigned inventory, and (iv) plus or minus any other reconciling items, calculated in a manner consistent with the initial appraisal performed in January - February 2002.

                  "DC" shall mean any distribution center owned or leased and operated by the Borrower or any Guarantor.

                  "Effective Advance Rate" shall be stated as a percentage equal to the Net Available Inventory Amount divided by the Gross Inventory Value.

                  "Eligible Inventory Amount" shall mean, on the last day of any fiscal week, without duplication, the Gross Inventory Value of Inventory held for sale to third party customers of the Borrower and the Guarantors at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (r) below. Without limiting the foregoing, to qualify as "Eligible Inventory Amount" no Person other than the Borrower or the Guarantors, as applicable, shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Borrower and the Guarantors, as applicable, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed included in the Eligible Inventory Amount if, without duplication:

                           (a) the Borrower or the Guarantors do not have sole
                  and good, valid and unencumbered title thereto (except for Liens expressly permitted by Section 6.01 (iii) or (vi) or Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP); or

                           (b) it is not located in the United States, Puerto
                  Rico or U.S. Virgin Islands; or is located in Guam; or

                           (c) it is not located at property owned or leased by
                  the Borrower or the Guarantors (except to the extent such Inventory is in transit between such locations) or is located at a third party warehouse or is located at a closed Store (except pursuant to clause (f)) or is located at a closed DC; or

                           (d) it is identified as accrued Inventory without a
                  receiver in the Borrower's or Guarantors' stockledger; or

                           (e) it is not subject to a valid and perfected first
                  priority Lien in favor of the Agent for the benefit of the Agent and the Banks; or

                           (f) it is Inventory located at a Store which is being
                  closed; provided however that such Inventory will be deemed eligible for the first four (4) weeks after the commencement of the Store Closure Sale for that Store; or

                           (g) it is consigned from a vendor or is at a customer
                  location but still accounted for in the Borrower's or the Guarantors' inventory balance, or is scanned-based trading (such as greeting cards); or

                           (h) it is in-transit from a vendor, and has not yet
                  been received into a DC or Store; or

                           (i) it is identified in the stockledger of the
                  Borrower or any Guarantor as any of the following departments or consists of Inventory which is ordinarily classified by the Borrower or such Guarantor consistent with its historical practices as the following: bakery; dairy; deli; digital imaging, photofinishing and 1 hour lab; floral; gasoline; home fragrances and party supplies; live plants; meat; miscellaneous or other as classified on the Borrower's or such Guarantor's stockledger; produce; books; magazines; restaurant operations; or seafood; or

                           (j) it is Inventory that is packed-away and stored at
                  a DC or a Store for future sale; or

                           (k) from and after the delivery by the Borrower of
                  the first weekly Borrowing Base Certificate after a specified holiday or event has occurred, any Inventory (other than seasonal apparel) identified as seasonal per the Borrower's and the Guarantors' stockledger for sale for such specific holiday or event; or

                           (l) it is identified as wholesaler freight fees; or

                           (m) from and after any date that is more than four
                  (4) weeks past a specified selling season, any Inventory that is seasonal apparel and that the Borrower or the Guarantors have identified, in accordance in all material respects with the Borrower's and Guarantors' current or historical accounting practices, as related to such specific selling season; or

                           (n) it is identified per the Borrower's and the
                  Guarantors' stockledger as candy, provided that it will only be considered ineligible to the extent that the Inventory Value thereof is greater than 2% of Gross Inventory Value; or

                           (o) it is identified per the Borrower's and the
                  Guarantors' stockledger as Inventory on layaway, or a third party has placed a deposit on the specific Inventory; or

                           (p) it is identified by the Borrower and the
                  Guarantors as Inventory in a vending machine based on their reasonable estimate of the Inventory Value of such Inventory from time to time; or

                           (q) it is identified per the Borrower's and the
                  Guarantors' stockledger as Inventory that is in a leased department; or

                           (r) it is otherwise deemed ineligible by the Agent in
                  its reasonable discretion acting with the consent of the Co-Collateral Monitors on at least five (5) Business Days' notice to the Borrower.

                  "Gross Available Inventory Amount" shall be equal to (a) Adjusted Eligible Inventory Amount multiplied by (b) the advance rate of 60%, which may be modified from time to time at the Agent's reasonable discretion acting with the consent of the Co-Collateral Monitors on at least five (5) Business Days' notice to the Borrower.

                  "Gross Inventory Value" shall mean, at any week end, the Inventory Value of the Inventory for Stores and DCs per the Borrower's and the Guarantors' stockledger.

                  "Inventory" shall mean (a) as of any date of determination, "inventory", as defined in the Uniform Commercial Code as in effect in the State of New York and (b) all finished goods, ware and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers based on stockledgers or perpetual inventory reports, defined and classified by the Borrower and the Guarantors on a basis consistent in all material respects with current and historical accounting practice in accordance with GAAP.

                  "Inventory Reserves" shall mean the following:

                           (a) a reserve for shrink, or discrepancies that arise
                  between Inventory quantities on hand per the Borrower's or the Guarantors' unit inventory system, and physical counts of the Inventory which will be equal to the greater of (i) $75,000,000; (ii) the mathematical average of the shrink results from the past three year's physical inventories expressed as a percent of sales, multiplied by sales for the relevant year-to-date period and adjusted for the cost complement for the relevant year-to-date period; but only to the extent such amount exceeds reserves already netted out of the Gross Inventory Value per the stockledger; or (iii) an amount determined by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors on five (5) Business Days' notice to the Borrower (such reserve for shrink to be recalculated by the tenth day after each month end and reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto); and

                           (b) a reserve for intracompany profit, equal to the
                  most recent three (3) fiscal months of capitalized cost of the foreign buying offices owned and operated by the Borrower or any Guarantor, with the time frame subject to change on five
                  (5) Business Days' notice to the Borrower based on Inventory performance, or the Agent's reasonable discretion acting with the consent of the Co-Collateral Monitors (such reserve for intercompany profit to be recalculated by the tenth day after each month end and reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto); and

                           (c) a general reserve which may be modified on five
                  (5) Business Days' notice to the Borrower at the Agent's reasonable discretion acting with the consent of the Co-Collateral Monitors including but not limited to a reserve, without duplication, for (i) POS markdowns, calculated as (a) the rolling six month average of POS markdowns to sales expressed as a percentage less (b) 5% multiplied by (c) 50% of the Eligible Inventory Amount until further notice given by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors (such reserve for POS markdowns to be recalculated by the 10th day after each month end and to be reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto); (ii) hard (permanent) markdowns; (iii) seasonal merchandise; (iv) discontinued and clearance merchandise; (v) change in product mix of merchandise; (vi) change in pricing strategy or markon percentages; (vii) damaged merchandise; (viii) price changes; or (ix) other adjustments as deemed appropriate; and

                           (d) a reserve for Inventory returned (other than as a
                  result of reclamations) to either the return goods center ("RGC"), the vendor, given to charity, or otherwise considered non-saleable, whether defective or non-defective. This reserve is to be calculated as the monthly average for the most recent rolling 12 fiscal month period of return (other than as a result of reclamations) activity to the vendors, the RGC, given to charity, or otherwise considered non-saleable, whether defective or non-defective, both from the Stores and DCs, and is subject to change on five (5) Business Days' notice to the Borrower at the Agent's reasonable discretion acting with the consent of the Co-Collateral Monitors; and such reserve to be recalculated by the 10th day after each month-end and to be reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto.

                  "Inventory Value" shall mean, with respect to any Inventory of the Borrower and the Guarantors, the value of such Inventory valued at cost on a basis consistent with the Borrower's current and historical accounting practice per the stockledger (without giving effect to LIFO reserves and general ledger reserves for discontinued inventory, markdowns, intercompany profit, rebates and discounts, any cut off adjustments, revaluation adjustments, purchase price adjustments or adjustments with respect to the capitalization of buying, occupancy, distribution and other overhead costs reflected on the balance sheet of the Borrower and the Guarantors in respect of Inventory). The value of the Inventory as set forth above will, without duplication for any Inventory Reserves, be calculated net of the reserve established by the Borrower or any Guarantor on a basis consistent with the Borrower's current and historical practice in respect of lost, misplaced or stolen Inventory at such time.

                  "Kmart Gift Card Liability Reserve" shall mean, at any fiscal week end or month end, as the case may be, a reserve equal to the total value of all gift cards and cash cards outstanding (such reserve to be reported on a monthly basis until the delivery of the first Borrowing Base Certificate in August 2002, from which time such reserve will be reported weekly).

                  "Martha Stewart Reserve" shall mean, at any fiscal week end, a reserve equal to the sum of (a) the current unpaid royalty earned for Martha Stewart merchandise sold plus (b) (i) the retail value of all Inventory identified as Martha Stewart multiplied by (ii) the royalty rate of 2.73% or the rate currently in effect multiplied by

                  (iii) the cost complement plus (c) a reserve for exclusive contracts, royalties or other such agreements as deemed necessary by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors on five (5) Business Days' notice to the Borrower plus (d) any additional amount determined by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors on five
                  (5) Business Days' notice to the Borrower.

                  "Net Available Inventory Amount" shall be equal to (a) the Gross Available Inventory Amount, less (b) the sum of the following reserves: (i) the Martha Stewart Reserve, (ii) the Kmart Gift Card Liability Reserve, and (iii) any other reserve that the Agent deems necessary in the Agent's reasonable discretion acting with the consent of the Co-Collateral Monitors on five (5) Business Days' notice to the Borrower.

                  "Recovery Rate" shall, at the time of any determination thereof, be stated as a percentage equal to, as the case may be, (x) until the conclusion of the first round of Store Closure Sales undertaken by the Borrower after the date hereof involving 10% or more of the total number of Stores of the Borrower and the Guarantors as of the Filing Date (the "First Round") and the completion of the analysis conducted immediately following the First Round that is required by
                  Section 5.09 (the "First Round Analysis"), (i) the estimated net recovery stated in dollars as determined on a net orderly liquidation basis by the most recent analysis conducted by outside inventory consultants/appraisers retained or approved by the Agent and the Co-Collateral Monitors and disclosed to the Borrower on at least five (5) Business Days' prior notice divided by (ii) Appraisal Inventory Value as of the date of such most recent analysis (both subclause (i) and (ii) of this clause (x) to be calculated in a manner consistent with the initial appraisal performed in January- February 2002); or (y) following the conclusion of the First Round and the completion of the First Round Analysis, and until clause (z) of this definition becomes applicable, (i) the estimated net recovery stated in dollars as determined on a net orderly liquidation basis by the First Round Analysis and disclosed to the Borrower on at least five (5) Business Days' prior notice divided by (ii) Appraisal Inventory Value as of the date of the First Round Analysis (both subclause (i) and (ii) of this clause (y) to be calculated in a manner consistent with the First Round Analysis); or (z) following the conclusion after the First Round of any subsequent round of Store Closure Sales undertaken by the Borrower involving 5% or more of the total number of Stores of the Borrower and the Guarantor as of the commencement of such subsequent round (each a "Subsequent Round") and the completion of the analysis conducted immediately following such Subsequent Round that is required by Section 5.09 (each, a "Subsequent Round Analysis"), the lesser of (A) (i) the estimated net recovery stated in dollars as determined on a net orderly liquidation basis by the most recent Subsequent Round Analysis divided by (ii) Appraisal Inventory Value as of the date of such Subsequent Round Analysis (calculated in a manner consistent with such Subsequent Round Analysis) and (B) provided that the Inventory mix in the Stores that are closed in such Subsequent Round is materially consistent with the Inventory mix in the other Stores of the Borrower and the Guarantors (as determined by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors), the actual net recovery yielded on Inventory sold during such Subsequent Round calculated in a manner consistent with subclause (A) of this clause (z). Notwithstanding anything to the contrary set forth in this definition, the Agent (acting with the consent of the Co-Collateral Monitors and on five (5) Business Days' notice to the Borrower) shall at all times have the right to fix, for purposes of the calculations required hereby, "estimated net recovery stated in dollars as determined on a net orderly liquidation basis" in reliance on the most-recently concluded evaluations and appraisals of the assets included in the Borrowing Base that are conducted from time to time pursuant to Section 5.09 rather than in reliance on the initial appraisal performed in January-February 2002, the First Round Analysis or any Subsequent Round Analysis.

                  "Store" shall mean any store owned or leased and operated by the Borrower or any Guarantor.

                  "Store Closure Sale" shall mean a store closure sale that is properly advertised and professionally managed over a defined period that is anticipated by the Borrower not to exceed 12 weeks (on average) from the date of the sale commencement.

                  3. The definition of the term "Borrowing Base" set forth in
Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Borrowing Base" shall mean on any date the amount (calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to (i) (A) if and only if the Effective Advance Rate is equal to or greater than the percentage equal to 75% of the Recovery Rate, 75% multiplied by the Recovery Rate multiplied by the Gross Inventory Value or
                  (B) if and only if the Effective Advance Rate is less than the percentage equal to 75% of the Recovery Rate, the Net Available Inventory Amount less (ii) (x) a reserve equal to the sum of $200,000,000 on account of pari passu cash management claims granted pursuant to Section 2.23(a) and permitted by Section 6.03(vii), (y) a reserve equal to $25,000,000 and (z) other availability reserves established by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors. Borrowing Base standards (including availability reserves) may be established and revised from time to time solely by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors with any changes in such standards to be effective five (5) Business Days after delivery of notice thereof to the Borrower.

                  4. The definition of the term "Borrowing Base Certificate" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules and collateral reporting requirements as referred to therein and as provided for in Section 5.08.

                  5. Section 2.02 of the Credit Agreement is hereby amended by deleting the words "upon which the Final Order shall have been entered by the Bankruptcy Court" appearing in the fourth and fifth lines thereof and inserting in lieu thereof the words "upon which the Borrowing Base Amendment shall have been executed and delivered."

                  6. Section 2.13 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and inserting in lieu thereof the following:

                           "(b) Upon the sale or other disposition (including as
                  a result of casualty loss or condemnation occurring after the occurrence and continuation of an Event of Default) of any leasehold interests or fixed assets (other than (1) ordinary course sales of fixtures and equipment (that are not in connection with any Store Closure Sales) (2) transfers permitted pursuant to Section 6.11(iii), (3) sale/leasebacks of new stores referred to in Section 6.01(v)(x) or (4) sales or other dispositions of the Borrower's aircraft referred to in paragraph 1 of Schedule 6.11) of the Borrower or the Guarantors (including, without limitation, the termination or assignment of leases), at such times as the cumulative Net Proceeds thereof exceed $150,000,000 in the aggregate, the Borrower shall apply 50% of the Net Proceeds thereof received thereafter (each, a "Prepayment Amount") to the prepayment of the Loans. Upon any such prepayment, the Total Commitment shall be automatically and permanently reduced in an amount equal to the amount so prepaid and (in the event that there are no Loans outstanding at the time of the receipt of a Prepayment Amount by the Borrower or a Guarantor or a Prepayment Amount is in excess of the outstanding principal amount of the Loans at the time of such receipt) shall be further automatically and permanently reduced to the extent that such Prepayment Amount exceeds the outstanding principal amount of the Loans at the time of the receipt of such Prepayment Amount."

                  7. Section 5.07 of the Credit Agreement is hereby amended by deleting the words "of the Closing Date" appearing in the first and second lines thereof and inserting in lieu thereof the words "following the date upon which the Agent shall have provided a draft of a blocked account agreement to the Borrower."

                  8. Section 5.08 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "SECTION 5.08 BORROWING BASE CERTIFICATE. Furnish to
                  the Agent and the Co-Collateral Monitors as soon as available and in any event (i) on or before the fifth Business Day (with supporting documentation to be so furnished no later than the sixth Business Day) following the end of each fiscal week, a weekly Borrowing Base Certificate as of the last day of the immediately preceding fiscal week, (ii) if requested by the Co-Collateral Monitors at any other time when the Co-Collateral Monitors reasonably believe that the then existing Borrowing Base Certificate is materially inaccurate, or at any time following the occurrence and continuation of an Event of Default, as soon as reasonably available, but in no event later than two (2) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested (or as the date of the most recent Borrowing Base Certificate in the case of an inaccuracy), in each case with supporting documentation (including, without limitation, the documentation described on Schedule 1 to Exhibit E) and (iii) such other supporting documentation and additional reports with respect to the

                  Borrowing Base as the Co-Collateral Monitors shall reasonably request."

                  9. Section 5.09 of the Credit Agreement is hereby amended by inserting the following immediately after the words "the assets included in the Borrowing Base" appearing in the sixth line thereof:

                  "(including, without limitation, immediately following the First Round and each Subsequent Round of Store Closure Sales that are referred to in the definition of the term "Recovery Rate" herein)"

                  10. Section 6.01(iv) of the Credit Agreement is hereby amended by deleting the reference to "Section 6.03(iv)" appearing therein and inserting in lieu thereof a reference to "Section 6.03(v)."

                  11. Section 6.03 of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety and inserting in lieu thereof the following:

                  "(v) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $50,000,000;"

                  12. Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "SECTION 6.05 EBITDA

                                    (a) Permit cumulative EBITDA for the
                  Borrower and the Guarantors for each fiscal period beginning on February 1, 2002 and ending on or about each of the dates listed below to be less than the amount specified opposite such date (provided that such cumulative EBITDA shall not be tested as of June 30, 2002 or July 31, 2002 unless the Unused Total Commitment on either of such dates is less than $1,000,000,000):

                           Period Ending                         EBITDA
                           -------------                         ------
                           June 30, 2002                     $(100,000,000)
                           July 31, 2002                     $(100,000,000)
                           August 31, 2002                   $(100,000,000)
                           September 30, 2002                $(100,000,000)
                           October 31, 2002                  $(100,000,000)
                           November 30, 2002                  $ 50,000,000
                           December 31, 2002                  $450,000,000
                           January 31, 2003                   $450,000,000

                                    (b) Permit cumulative EBITDA for the
                  Borrower and the Guarantors for each rolling twelve (12) fiscal month period ending on or about each of the dates listed below to be less than the amount specified opposite such date:



                           February 28, 2003                    $500,000,000
                           March 31, 2003                       $500,000,000
                           April 30, 2003                       $600,000,000
                           May, 31, 2003                        $600,000,000
                           June 30, 2003                        $600,000,000
                           July 31, 2003                        $600,000,000
                           August 31, 2003                      $625,000,000
                           September 30, 2003                   $625,000,000
                           October 31, 2003                     $625,000,000
                           November 30, 2003                    $625,000,000
                           December 31, 2003                    $650,000,000
                           January 31, 2004                     $650,000,000
                           February 29, 2004                    $650,000,000
                           March 31, 2004                       $650,000,000

                  13. Section 6.10 of the Credit Agreement is hereby amended by deleting the parenthetical clause appearing in clause (v) thereof. In addition, Exhibit A hereto is hereby added to the Credit Agreement as Schedule 6.10 thereto.

                  14. Section 7.01(m) of the Credit Agreement is hereby amended by deleting the parenthetical clause appearing in the third and fourth lines thereof. In addition, Exhibit B hereto is hereby added to the Credit Agreement as Schedule 7.01(m) thereto.

                  15. Section 7.01(m) of the Credit Agreement is hereby further amended by deleting the second parenthetical clause set forth therein and inserting in lieu thereof the following:

                  "(excluding (i) payments on reclamation claims in an amount not in excess of $200,000,000 in the aggregate, (ii) payments on claims in respect of consigned inventory, (iii) cure payments in respect of the assumption of leases and other contracts and the application of proceeds of collateral to validly perfected secured pre-petition claims, (iv) payments in an aggregate amount, not in excess of $35,000,000 per fiscal quarter, for other secured pre-petition claims, and (v) other Pre-Petition Payments in an amount not in excess of $200,000,000 in the aggregate)"

                  16. Section 10.10(a) of the Credit Agreement is hereby amended by (x) inserting the designation "(1)" immediately following the words "written consent of" appearing in the seventh line thereof and (y) deleting the words "; and, provided, further, that no such modification or amendment shall without the written consent of" appearing in the eleventh and twelfth lines thereof and inserting in lieu thereof the following:

                  ", or (2) Banks holding Loans representing at least 75% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 75% of the Total Commitment, increase the Total Commitment, or (3)"

                  17. Section 10.10(a) of the Credit Agreement is hereby further amended by deleting the reference to "Section 6.03(vi)" appearing in the second sentence thereof and inserting in lieu thereof a reference to "Section 6.03(vii)."

                  18. The Credit Agreement is hereby amended by including a new Exhibit E thereto in the form of Schedule I hereto.

                  19. This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Initial Banks, and the Agent shall have received evidence satisfactory to it of such execution.

                  20. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  21. The Borrower agrees that its obligations set forth in
Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent and respective counsel to the Initial Banks.

                  22. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  23. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  24. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                    BORROWER:

                                    KMART CORPORATION


                                    By:
                                       -------------------------------------
                                       Title:


                                    GUARANTORS:

                                    BIG BEAVER DEVELOPMENT CORPORATION


                                    By:
                                       -------------------------------------
                                       Title:


                                    BIG BEAVER OF CAGUAS
                                    DEVELOPMENT CORPORATION


                                    By:
                                       -------------------------------------
                                       Title:


                                    BIG BEAVER OF FLORIDA DEVELOPMENT, LLC


                                    By:
                                       -------------------------------------
                                       Title:


                                    BIG BEAVER OF GUAYNABO
                                    DEVELOPMENT CORPORATION


                                    By:
                                       -------------------------------------
                                       Title:


                                    BLUELIGHT.COM LLC


                                    By:
                                       -------------------------------------
                                       Title:

                                        KMART HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART MICHIGAN PROPERTY SERVICES, L.L.C.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART OF AMSTERDAM, NY DISTRIBUTION
                                        CENTER, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART OF MICHIGAN, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART OF NORTH CAROLINA LLC


                                        By:
                                           ------------------------------------
                                           Title:


                                        KLC, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART CORPORATION OF ILLINOIS, INC.


                                        By:
                                           ------------------------------------
                                           Title:

                                        BLUELIGHT.COM, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART STORES OF INDIANA, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART STORES OF TNCP, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        TC GROUP I LLC


                                        By:
                                           ------------------------------------
                                           Title:


                                        TROY CMBS PROPERTY, L.L.C.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART OVERSEAS CORPORATION


                                        By:
                                           ------------------------------------
                                           Title:


                                        JAF, INC.


                                        By:
                                           ------------------------------------
                                           Title:

                                        VTA, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        BIG BEAVER OF CAGUAS DEVELOPMENT
                                        CORPORATION II


                                        By:
                                           ------------------------------------
                                           Title:


                                        BIG BEAVER OF CAROLINA DEVELOPMENT
                                        CORPORATION


                                        By:
                                           ------------------------------------
                                           Title:

                                        KMART PHARMACIES, INC.


                                        By:
                                           ------------------------------------
                                           Title:



                                        KMART PHARMACIES OF MINNESOTA, INC.


                                        By:
                                           ------------------------------------
                                           Title:



                                        BUILDERS SQUARE, INC.


                                        By:
                                           ------------------------------------
                                           Title:

                                        KMART CMBS FINANCING, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KMART INTERNATIONAL SERVICES, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        PMB, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        SOURCING & TECHNICAL SERVICES, INC.


                                        By:
                                           ------------------------------------
                                           Title:



                                        ILJ, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        STI MERCHANDISING, INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        KBL HOLDING INC.


                                        By:
                                           ------------------------------------
                                           Title:

                                        KMART OF INDIANA


                                        By:
                                           ------------------------------------
                                           Title:



                                        KMART OF PENNSYLVANIA LP


                                        By:
                                           ------------------------------------


                                        KMART OF TEXAS L.P.



                                        By:
                                           ------------------------------------
                                           Title:

                                        JPMORGAN CHASE BANK,
                                        INDIVIDUALLY AND AS AGENT


                                        By:
                                           ------------------------------------
                                           Title:


                                        FLEET RETAIL FINANCE INC.


                                        By:
                                           ------------------------------------
                                           Title:


                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:
                                           ------------------------------------
                                           Title:



                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                        ISLANDS BRANCH



                                        By:
                                           ------------------------------------
                                           Title:



                                        By:
                                           ------------------------------------
                                           Title:

                                                                       EXHIBIT A
                                                              TO FIRST AMENDMENT



                                  SCHEDULE 6.10

                         INVESTMENTS, LOANS AND ADVANCES

Arc Light Systems LLC
Burbank Joint Venture
Martha Stewart Living Omnimedia, Inc.
Meldisco Corporations
Naple Joint Venture
Red Road Joint Venture
Penske Auto Centers LLC
Plaza Guaynabo L.P.
Troy CMBS LLC
Woodridge Joint Venture
Worldwide Retail Exchange LLC
3016269 Nova Scotia Co.

                                                                       EXHIBIT B
                                                              TO FIRST AMENDMENT

                                                    Schedule 7.01(m)


         PAYMENTS OF PREPETITION CLAIMS PURSUANT TO THE FIRST-DAY ORDERS

1. Motion for an Order Pursuant to 11 U.S.C. Sections 105(a), 365 and 507(a)(6) Authorizing Continuation of Certain Customer Practices and Payment of Certain Customer Service Providers


        Type of Expenditure                                  Permitted Amount
        -------------------                                  ----------------
        a.  Gift Certificates:                               actual (no limit)

        b.  Warranties:                                      actual (no limit)

        c.  Layaway Program:                                 actual (no limit)

        d.  Returns, Refunds and Exchanges:                  actual (no limit)

        e.  Rain Checks:                                     actual (no limit)

        f.  Customer Service Providers:                      $ 70 million
            (defined as certain individuals or
            entities, who (a) provide services
            to the Debtors' customers on behalf
            of the Debtors under licenses or other
            agreements (including, without
            limitation, internet service providers),
            (b) have direct contact with the Debtors'
            customers or take possession of
            customers' goods or property, (c) are
            perceived by customers to be employees
            of the Debtors, and/or (d) are compensated
            by the Debtors, who, in turn, receive
            customer payments for those services)

        g.  Coupons, Rebates and Certificates:               actual (no limit)

2. Motion for Order (I) Authorizing the Debtors To Pay Prepetition Wages, Salaries, and Employee Benefits; (II) Authorizing the Debtors to Continue The Maintenance of Employee Benefit Programs In the Ordinary Course; and
     (III) Directing All Banks to Honor Prepetition Checks for Payment of Prepetition Employee Obligations


        Type of Expenditure                             Permitted Amount
        -------------------                             ----------------
        a.  Wages, Salaries, and
            Commissions:                                Actual (no limit)


        b.  Other Compensation: Vacation,
            Personal, Sick Time, Bonus,
            Business Expenses, and
            Severance Payments:                         Actual (no limit)

        c.  Employee Benefit Plans:                     Actual (no limit)

        d.  Savings and Retirement Plans:               Actual (no limit)

        e.  Workers' Compensation:                      Actual (no limit)

        f.  Other Benefits:                             Actual (no limit)

        g.  Social Security, Income
            Taxes, and Other Withholding:               Actual (no limit)

        h.  Administration of
            Employee Benefit:                           Actual (no limit)

3. Motion for an Order Pursuant to 11 U.S.C. Sections 105(a), 541, and 507(a)(8) Authorizing the Debtors to Pay Prepetition Sales, Use, Trust Fund and Other Taxes and Related Obligations


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  State and Local
            Sales and Use Tax:                        Actual (no limit)


        b.  Other "Trust Fund" Taxes
            Including with respect to
            Liquor Sales, Fishing Licenses,
            Postage and Lottery Tickets:              Actual (no limit)

4. Motion for Entry of Order Pursuant to 11 U.S.C. Sections 105(a), 366, 503, and 507 of the Bankruptcy Code (I) Prohibiting Utilities from Altering, Refusing or Discontinuing Services on Account of Prepetition Invoices and
     (II) Establishing Procedures for Determining Requests for Additional Assurance


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Utility Deposits:                         Actual (no limit)


5. Motion for an Order Pursuant to 11 U.S.C. Section 105 Authorizing Payment of Prepetition Claims of Consignment Vendors and Customer Service Providers and Approving Procedures Concerning Consigned Goods


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Consignment Vendors:                      Actual (no limit, but
                                                      estimated at $135
                                                      million for goods sold
                                                      Prepetition)

        b.  Customer Service Providers                $ 70 million (same as
            (defined as certain                       item 1f above)
            individuals or entities,
            who: (a) provide services to
            the Debtors' customers on
            behalf of the Debtors under
            licenses or other
            agreements, (b) have direct
            contact with the Debtors'
            customers or take possession
            of customers' goods or
            property, (c) are perceived
            by customers to be employees
            of the Debtors, and/or (d)
            are compensated by the
            Debtors, who, in turn,
            receive customer payments
            for those services; e.g.,
            Footstar, Inc., auto service
            and repair providers,
            greeting card companies,
            film developers, food
            service providers, ticket
            service providers and cash
            transfer service providers)


6. Motion for Order under 11 U.S.C. Section 105(a) Authorizing the Payment of Prepetition Claims of Certain Critical Trade Vendors


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Fleming Companies, Inc.:                  $ 76.0 million

        b.  Handleman Company:                        $ 64.0 million

        c.  Egg and Dairy Vendors:                    $  25 million

        d.  Advertising Vendors:                      $ 135 million
            (Defined as parties necessary to
            the continuation of the
            entire circular advertising program,
            including circular layout and
            development, commodity paper
            procurement, circular printing,
            and newspaper placement and
            distribution)

7. Motion for an Order Pursuant to 11 U.S.C. Section 105(a) Authorizing Payment of Certain Shipping and Delivery Charges


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Shippers                                  Actual (no limit)
            (Defined as approximately 200
            regional, domestic and foreign
            commercial common carriers,
            movers, shippers, freight
            forwarders/consolidators, customers
            brokers, shipping auditing services,
            deconsolidators, distributors and
            certain other third-party
            service providers)

        b.  Armored Car Carriers:                     Actual (no limit)

8. Motion Pursuant to 11 U.S.C. Sections 105, 362, 503 and 546 for Entry of Interim and Final Orders (I) Providing Administrative Expense Treatment for Certain Holders of Valid Reclamation Claims and (II) Establishing Procedures for Resolution and Payment of Reclamation Claims


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Reclamation Claims                        Actual (no limit)


9. Motion for an Order Pursuant to 11 U.S.C. Sections 105(a), 503(b) and 546(b) Authorizing Payment of Contractors and Service Providers in Satisfaction of Liens


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Mechanics' Liens                          Actual (no limit)

        b.  Service Providers                         Actual (no limit)
            (defined as vendors who repair
            and maintain Debtors' equipment
            and may have a possessory lien
            upon the Debtors' property in
            their possession).


10. Motion for an Order Pursuant to 11 U.S.C.Sections 105(a) and 363 Authorizing Payment of Prepetition Obligations Necessary to Obtain Imported Merchandise


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Foreign Vendors                           $ 20 million (estimated)

11. Motion for an Order Pursuant to 11 U.S.C. Sections 363 and 546(g)* Authorizing Debtors to Implement a Vendor Return Program and Granting Related Relief


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  Vendor Return Program                     Actual (no limit)
            (defined as the return
            of goods to vendors who extend
            the Debtors postpetition trade
            terms for a credit against such
            vendors' pre-petition claims)

12. Motion for Entry of Interim and Final Orders (I) Providing Administrative Expense Treatment for PACA and PASA Trust Claims and (II) Establishing Procedures for Resolution and Payment of PACA and PASA Claims


        Type of Expenditure                           Permitted Amount
        -------------------                           ----------------
        a.  PACA/PASA Claims                          Actual (no limit)
            (defined as prepetition claims under
            the Perishable Agricultural Commodities
            Act of 1930 and Packers and Stockyards
            Act of 1921)

                                                                   SCHEDULE 1 TO
                                                                 FIRST AMENDMENT

                                                                       EXHIBIT E
                                                                     Page 1 of 3

                                KMART CORPORATION
                   FORM OF WEEKLY BORROWING BASE CERTIFICATE*
                          FOR THE WEEK ENDED _________

SECTION I. CALCULATION OF EXCESS AVAILABILITY


A. Net Available Inventory Amount
   (from Section II, line I)
                                                                                -----------

B. Effective Advance Rate (from Section II, line J)
                                                                                -----------

C. Recovery Rate
   X 75%
                                                           ----------

D. If line B is less than line C, enter amount from
   line A and leave line E blank
                                                                                -----------

E. If line B is greater than or equal to line C,
   leave line D blank and multiply line C
                                                           ----------
   by Gross Inventory Value per stockledger
   (see Section II, line A)
                                                           ----------

F. Reserve for pari passu cash management claims of
   $200MM plus $25MM
                                                                                -----------

G. Other availability reserves
                                                                                -----------

H. Borrowing Base (either line D or line E,
   as applicable, minus line F minus line G)
                                                                                -----------

I. Total Commitment
                                                                                -----------

J. Lesser of line H or line I
                                                                                -----------

K. Line J x 95% (per Section 2.01(c)
   of Agreement)
                                                                                -----------

L. Letters of Credit Outstanding                           $
                                                            ---------

M. Outstanding principal amount of all Loans               $
                                                            ---------

N. Total Commitment Usage (lines L + M)                                        $
                                                                                -----------

O. Excess availability/(overadvance) (line K - line N)                         $
                                                                                -----------


OFFICER'S CERTIFICATION:

Pursuant to the Revolving Credit and Guaranty Agreement dated as of January 22, 2002, as amended (capitalized terms and categories used herein shall have the meanings assigned to such terms and categories in the Agreement), the undersigned certifies solely on behalf of the Borrower and in his/her capacity as an officer thereof that the information provided in this certificate to the JPMorgan Chase Bank, as Administrative Agent and Co-Collateral Monitor, is accurate and complete based on the accounting records of Kmart Corporation.

KMART CORPORATION

BY:
   -----------------------------------------            ----------------
      Signature & Title                                 Date

* The Borrowing Base Certificate is to be accompanied by the documentation outlined in Schedule 1 to Exhibit E.

**Borrowing Base Certificates are to be submitted weekly, 5 business days subsequent to each fiscal week end.

                                                                       EXHIBIT E
                                                                     Page 2 of 3

                                KMART CORPORATION
                   FORM OF WEEKLY BORROWING BASE CERTIFICATE*
                          FOR THE WEEK ENDED _________

SECTION II.  CALCULATION OF NET AVAILABLE INVENTORY AMOUNT


                                                               Current Week
                                                               ------------
    Inventory Value of Inventory at Stores per  ILR report
                                                               ---------------

    Inventory Value of Inventory at DCs per stockledger
                                                               ---------------

A.  Gross Inventory Value (a)
                                                               ---------------

B.  Less Inventory Value of ineligibles:
       Accrued Inventory without a receiver
                                                               ---------------
       Closed store inventory
                                                               ---------------
       Consigned
                                                               ---------------
       In-transit from vendors
                                                               ---------------
       Guam
                                                               ---------------
       Bakery
                                                               ---------------
       Candy (in excess of 2% of Gross Inventory Value)
                                                               ---------------
       Dairy
                                                               ---------------
       Deli
                                                               ---------------
       Digital imaging, photofinishing and 1 hour lab
                                                               ---------------
       Floral
                                                               ---------------
       Gasoline
                                                               ---------------
       Home fragrances and party supplies
                                                               ---------------
       Live plants
                                                               ---------------
       Meat
                                                               ---------------
       Produce
                                                               ---------------
       Reader's market - books and magazines
                                                               ---------------
       Restaurant operations
                                                               ---------------
       Seafood
                                                               ---------------
       Packaway
                                                               ---------------
       Seasonal (other than apparel)
                                                               ---------------
       Seasonal apparel
                                                               ---------------
       Vending machine inventory
                                                               ---------------
       Wholesaler freight fees
                                                               ---------------
       No perfected security interest
                                                               ---------------
       Not solely owned
                                                               ---------------
       Layaway (b)
                                                               ---------------
       Leased departments
                                                               ---------------
       Greeting cards (b)
                                                               ---------------
       Not located at a Store or DC
                                                               ---------------
       Other (per terms of Agreement, as amended)
                                                               ---------------
B.  Total ineligibles
                                                               ---------------
C.  Eligible Inventory Amount (before
    Inventory Reserves) (line A - line B)
                                                               ---------------

                                                    (continued on page 3 of 3)

(a) Must agree to Section III Weekly Inventory Rollforward end of fiscal week Inventory per stockledger at cost.

(b) To the extent included in Gross Inventory Value.

* The Borrowing Base Certificate is to be accompanied by the documentation outlined in Schedule 1 to Exhibit E. **Borrowing Base Certificates are to be submitted weekly, 5 business days subsequent to each fiscal week end.

                                                                       EXHIBIT E
                                                                     Page 3 of 3

                                KMART CORPORATION
                   FORM OF WEEKLY BORROWING BASE CERTIFICATE*
                          FOR THE WEEK ENDED __________


C. Eligible Inventory Amount (before Inventory Reserves)
   (from page 2 of 3)
                                                                ---------------

D.  Less Inventory Reserves:
        Shrink reserve
                                                                ---------------
        Intracompany profit reserve
                                                                ---------------
        General reserve
                                                                ---------------
        RTV and charity reserve
                                                                ---------------
E.  Adjusted Eligible Inventory Amount
    (line C minus line D)
                                                                ---------------

F.  Advance rate                                                       60%

G.  Gross Available Inventory Amount (line E
    multiplied by  line F)
                                                                ---------------
H.  Less additional  reserves:
      Martha Stewart Reserve
                                                                ---------------
      Kmart Gift Card Liability Reserve
                                                                ---------------
      Other reserves
                                                                ---------------

                                                                ---------------
I.  Net Available Inventory Amount (line G minus line H)
                                                                ---------------
J.  Effective Advance Rate (line I divided by line A)
                                                                ---------------

                                                                ---------------



SECTION III. WEEKLY INVENTORY ROLLFORWARD
                                                                       Retail                 Cost
                                                                       ------                 ----
                                                                Store           DC     Store          DC
                                                                 ------------------     -----------------
Prior fiscal week's ending Inventory per prior week's           $                      $
                                                                 ------------------     -----------------
Borrowing Base Certificate
                                                                 ------------------     -----------------
Reconciling items (provide description)                         $                     $
                                                                 ------------------     -----------------
Beginning of current fiscal week Inventory per stockledger      $                     $
                                                                 ------------------     -----------------
    Plus: Purchases
                                                                 ------------------     -----------------
    Plus: Markups                                                                             N/A
                                                                 ------------------
    Plus: Invoice and receiver accruals                                                       N/A
                                                                 ------------------
    Plus: other (provide description)                                                         N/A
                                                                 ------------------
    Less: Sales                                                                               N/A
                                                                 ------------------
    Less: POS markdowns                                                                       N/A
                                                                 ------------------
    Less: Permanent/hard markdowns                                                            N/A
                                                                 ------------------
    Less: Markup cancellations                                                                N/A
                                                                 ------------------
    Less: Shrink/waste actual                                                                 N/A
                                                                 ------------------
    Less: Shrink/waste accrual                                                                N/A
                                                                 ------------------
    Less: Other (provide description)                                                         N/A
                                                                 ------------------
End of current fiscal week Inventory per stockledger            $                     $
                                                                 ------------------     -----------------
Less: Reconciling items - activity after Friday of current
         fiscal week (provide description)                      $                     $
                                                                 ------------------     -----------------
Ending inventory per ILR report as of Friday of current
         fiscal week                                            $                     $
                                                                 ------------------     -----------------
                                                                $                     $
                                                                 ------------------     -----------------

* The Borrowing Base Certificate is to be accompanied by the documentation outlined in Schedule 1 to Exhibit E.

**Borrowing Base Certificates are to be submitted weekly, 5 business days subsequent to each fiscal week end.

                                                                      SCHEDULE 1
                                                                    TO EXHIBIT E


                                KMART CORPORATION
                  COLLATERAL MONITORING REPORTING REQUIREMENTS

DOCUMENTS TO BE SUBMITTED TO THE BANK

UNLESS OTHERWISE NOTED, the following information is to be submitted on a weekly or monthly basis for the Kmart Corporation by the 5th business day subsequent to each fiscal week end or the 10th business day subsequent to each fiscal month end:

o    WEEKLY BORROWING BASE CERTIFICATE IN FORM OF EXHIBIT E INCLUDING:

o       SECTION I - CALCULATION OF EXCESS AVAILABILITY

o       SECTION II - CALCULATION OF NET AVAILABLE INVENTORY AMOUNT

o SECTION III - WEEKLY INVENTORY ROLLFORWARD (INCLUDING A DESCRIPTION OF RECONCILING ITEMS)

o Supporting documentation (system-generated extract report where applicable) for the Inventory balances, ineligibles and reserves per the Agreement and Borrowing Base Certificate, the Weekly Inventory Rollforward, and calculated amounts (TO BE SUBMITTED BY THE 6TH BUSINESS DAY SUBSEQUENT TO EACH FISCAL WEEK END.)

o INVENTORY (WEEKLY): (TO BE SUBMITTED BY THE 6TH BUSINESS DAY SUBSEQUENT TO EACH FISCAL WEEK END)

1) Makoro Key Inventory Statistics report from stockledger by division, and reconciliation from stockledger to Makoro (containing the information available on such report as of the Closing Date, and, if such Key Inventory Statistics reports are not available or no longer contain such information, other reports containing such information) for total company and by division, detailing sales, ending inventory at retail, ending inventory at cost, markon %, POS and hard (permanent) markdowns, gross margin in dollars and as a percent of sales both before and after shrink and allowances, and inventory turns.

2) Reconciliation between the prior fiscal week's ending inventory balance per the prior week's Borrowing Base Certificate and the current fiscal week's beginning inventory balance per the stockledger.

3) Total page per ILR report; reconciliation between the ILR report and the stockledger .

4) Inventory by location per stockledger - in aggregate for stores, distribution centers and geographic region.

5)   Supporting documentation and analysis for accrued invoices.

6)   Inventory by division (at cost and retail).

7) Listing of closed stores including date store was closed and inventory (product mix) by division (at cost and retail), or for stores in process of closing, date Store Closure Sale begins and inventory (product mix) by division (at cost and retail).

8)   Inventory balance at cost and retail for Martha Stewart inventory on hand.

9)   Import 2000 in-transit inventory report at cost.

10)  Discontinued inventory report at retail.

11)  Seasonal apparel aging inventory report at retail.

o    INVENTORY (MONTHLY):

1) Reconciliation of inventory balance at cost per stockledger to general ledger and balance sheet.

2) Inventory by location per stockledger - detailed by store, distribution center and geographic region.

3)   Consigned inventory at cost and retail by vendor.

4)   Return to vendor and RGC from stores and DCs at cost and retail.

5)   Physical test count results and comparison to accruals.

6)   List of open and closed stores by geographic region.

7)   Plan to actual results by merchandising division.

o    OTHER (WEEKLY UNLESS OTHERWISE NOTED):

1)   Total aged accounts payable balances.

2) Top twenty five vendor payable balances (including terms and product supplied).

3) Cash/gift card liabilities (provided monthly until August 2002 then weekly).

4) Net profit reports for the top ten and bottom ten performing stores based on store contribution. (monthly)

5)   Results of GOB sales.

6)   DC operating statements and performance statistics.(monthly)

7)   Comparable stores sales % (monthly).

8)   Financial statements (monthly).

9)   Detail listing of accrued expenses and expenses paid to date pursuant to
     Section 2.23 of the Agreement (monthly).

10)  Fiscal week accounting calendar (annually).

11)  Cash at Stores

12)  Other cash available

13)  Trade payable disbursements

SUBMIT TO:       JPMorgan
                 Collateral Agent Services Group
                 270 Park Avenue, 29th floor
                 New York, NY  10017
                 Attention:  Jason Schick
                 Telephone: (212) 270-7130
                 Fax:  (212) 270-7449 (or 6229)
                 E-mail: jason.schick@jpmorgan.com